Exhibit 99.1

News Release	Corporate Communications MN01-1030 5050 Lincoln Drive Edina, MN 55436	Phone: 952-351-3087 Fax: 952-351-3009

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve.wold@atk.com

ATK COMPLETES TENDER OFFER AND CONSENT SOLICITATION
FOR ITS 8-½% SENIOR SUBORDINATED NOTES DUE 2011

Minneapolis, March 29, 2006 – Alliant Techsystems Inc. (NYSE: ATK, the “Company”) announced today the completion of its previously announced tender offer and consent solicitation (the “Offer”) for any and all of its 8-½% Senior Subordinated Notes due 2011 (CUSIP No. 018804AF1) (the “Notes”).

The Offer expired at 12:00 midnight EST, on Tuesday, March 28, 2006, with $397,404,000 in aggregate principal amount of Notes (approximately 99.4% of outstanding Notes) tendered and accepted for purchase under the terms of the Offer.

Banc of America Securities LLC served as the exclusive dealer manager and solicitation agent in connection with the Offer.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely pursuant to: (1) the Offer to Purchase and Consent Solicitation Statement and (2) related Consent and Letter of Transmittal, each dated March 1, 2006 and related materials.

The Company is a $3.1 billion advanced weapon and space systems company employing approximately 15,000 people in 23 states. News and information can be found on the Internet at http://www.atk.com.

#          #          #